                 SECURITIES AND EXCHANGE COMMISSION

                       Washington D.C. 20549



                             FORM 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934




Date of Report                                     September 15, 1998
(Date of earliest event reported)





                   KIMBALL INTERNATIONAL, INC.
      (Exact name of registrant as specified in its charter)





                          INDIANA
      (State or other jurisdiction of incorporation)

        0-3279                            35-0514506
(Commission File Number)     (IRS Employee Identification Number)

   1600 Royal Street, Jasper, Indiana               47549-1001
(Address of principal executive offices)            (Zip Code)


Registrants telephone number, including area code: (812) 482-1600


                         Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.  Other Events

The Registrant issued the following press release on September 15, 1998:


                         KIMBALL INTERNATIONAL FINALIZES
                           PURCHASE OF TRANSWALL, INC.

JASPER,  IN.  (September  15,  1998)  --  Kimball  International, Inc. (NASDAQ:
KBALB),today announced the completion of the purchase of Transwall, Inc. of West Chester, Pennsylvania. On August 17, 1998, Kimball announced the signing of a definitive agreement to purchase the assets of Transwall, Inc.

Transwall manufactures stackable panel systems under the brand name of "Reasons" and the "Corporate Wall" brand of floor-to-ceilings products.

Kimball is a diversified manufacturer of consumer durable goods, including office, residential, hospitality and healthcare furniture, sold under the Company's family of brand names. Kimball also supplies electronic assemblies on a contract basis to customers in the automotive, aerospace, defense, telecommunications and computer industries. Other products produced by Kimball on an original equipment manufactured basis include television cabinets and stands, audio speaker systems, home furniture and pool tables, plywood, dimension stock and other lumber products.

To learn more about the products and services offered by Kimball International, visit the company's web site located on the Internet at www.kimball.com.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Kimball International, Inc.



                                  By:  Robert F. Schneider
                                       ROBERT F. SCHNEIDER
                                       Executive Vice President,
                                       Chief Financial Officer,
                                       Assistant Treasurer


Date: September 16, 1998